March 20, 2015 Mr. Herb Eilberg [Address] Dear Herb: (1) This offer letter shall confirm our understanding regarding the employment opportunity offered to you with Urban Edge Properties (the “Company") and sets forth the terms and conditions of that employment. (2) The Company hereby offers you full time employment as Chief Investment Officer, commencing on April 20, 2015, with an annualized salary of $350,000, currently paid bi-weekly. The target amount of your bonus for the year ending December 31, 2015 will be $400,000, payable 50% in cash and 50% in shares of restricted stock that vest ratably over 3 years. (3) Additionally, as promptly as possible, we will endeavor to have the Compensation Committee of the Company’s Board of Trustees grant you an initial equity award of shares of restricted stock valued at $460,000, which shall vest according to the schedule set forth in Appendix A to this letter. The award agreement(s) for this initial equity grant shall specify that if, before your initial equity grant is fully vested, you (a) are terminated without “Cause” or (b) resign for “Good Reason,” then the unvested portion of your initial equity grant shall continue to vest according to the schedule set forth in Appendix A, notwithstanding the fact that you are no longer an employee of the Company at such time. For purposes of this paragraph (3) and paragraph (4) below, the terms “Cause,” “Good Reason” and “Change in Control” shall have the meanings set forth for such terms in the form of restricted stock agreement included as Appendix B to this letter. (4) If, during your employment with the Company, the Company terminates your employment other than for “Cause,” or you terminate your employment for “Good Reason,” and such termination occurs within 12 months after a “Change in Control,” the Company shall pay you, or cause to be paid to you, a cash severance payment in an amount equal to (i) one year of your then-current base salary plus (ii) the amount of your target bonus for that year. (5) All bonuses and future grants are discretionary and will be made in accordance with the Company’s annual review process. (6) You will be deemed an exempt employee and report to Jeff Olson. During the period of your employment, you shall devote your entire working time for or at the direction of the Company or its affiliates and adhere to the Company’s procedures and policies in place from time-to-time. (7) During your employment with the Company you will be entitled to all of our then-current customary employee benefits for employees at your level, subject to plan eligibility requirements. You will become eligible for your medical and dental benefits on May 1, 2015.

-2- The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels in its discretion. (8) This offer of employment with the Company is contingent upon our satisfactory completion of legally-required proof of your authorization to work in the United States. If you commence work before the Company has completed its inquiry, you will be deemed to be a conditional employee. (9) By executing this letter below, you agree that during the course of your employment, and at all times thereafter, you shall not use or disclose, in whole or in part, any of the Company’s or its tenants’ or customer trade secrets, confidential and proprietary information, including tenant, vendor, and customer lists and information, to any person, firm, corporation, or other entity for any reason or purpose whatsoever, other than in the course of your employment with the Company or with the prior written permission of the Company. (10) Although we hope and expect that your employment with us is mutually satisfactory, notwithstanding anything to the contrary herein, employment at the Company is “at will.” This means that you may resign from the Company at any time with or without cause and the Company has the right to terminate this employment relationship with or without cause at any time. Neither this letter nor any other communication, either written or oral, should be construed as a contract of employment for a term. Subject to the foregoing, the parties agree that the severance provisions in paragraph (4) are intended to be binding on both parties hereto (but in no way should such provisions be construed as constituting a contract of employment for a term). (11) Herb, the Company hopes that you elect to accept this offer of employment. Kindly sign your name at the end of this letter to signify your understanding and acceptance of the terms contained in this letter above. This offer letter supersedes any and all prior oral or written communications between the Company and you. We welcome you as an employee and look forward to a successful relationship in which you will find your work both challenging and rewarding. This offer must be accepted on or before March 31, 2015, and will be deemed to have been withdrawn if your executed acceptance of this offer is not received by the undersigned on or before the above referenced date. Sincerely, /s/ Donald Casey______________________ Donald Casey General Counsel and Secretary Agreed to and Accepted by: Herb Eilberg_______________ Date: March 20, 2015_________________ Herb Eilberg

Appendix A: Vesting Schedule Vesting Date Value of Equity Awards Vesting on Date January 1, 2016 $116,000 January 1, 2017 $116,000 January 1, 2018 $108,000 January 1, 2019 $93,000 January 1, 2020 $27,000 Total Value: $460,000